Surna Inc. Signs Contract with Vancouver’s Sante Veritas Therapeutic

Contract valued at $835,000 represents Surna’s continued growth in Canada

BOULDER, Colo. – Feb. 28, 2017 – Surna Inc. (OTCQB: SRNA), a technology company that engineers equipment for controlled environment agriculture (CEA) with special expertise in cannabis cultivation, signed a contract with Vancouver’s Sante Veritas Therapeutic to design and provide equipment for the environmental control system in its first commercial cultivation facility. Surna expects to ship and recognize revenue of $835,000 in the third quarter of 2017.

“Cannabis for medical use is legal throughout all of Canada, making the market an outstanding opportunity for continued growth,” said Surna CEO Trent Doucet. “We now have five clients in Canada, and our sales team continues to see significant activity from both new market entrants as well as existing clients planning expansion.”

Surna’s innovative technology and products address the energy and resource intensive nature of indoor cultivation, enabling companies to both improve product quality and yield while significantly reducing energy and other resource consumption.

“At Sante Veritas, the well-being of our patients and customers will always be our first priority,” said Suzanne Wood, CFO. “We selected Surna because its energy efficient environmental control system provides one of the highest levels of biosecurity and is designed to meet our goal of delivering the absolute highest quality product.”

About Surna

Headquartered in Boulder, Colorado, Surna Inc. (OTCQB: SRNA) develops and markets novel energy and resource-efficient solutions, including the company’s signature water-cooled climate control platform, which meet the highly specific demands of the cannabis industry for temperature, humidity, light and process control. Surna’s solutions aim to improve the efficiency, reliability, and overall yield of controlled environment agriculture (CEA). Though many of its clients do, Surna neither produces nor sells cannabis. For more information, please visit (www.surna.com).

About Sante Veritas Therapeutic

Sante Veritas is an emerging North American cannabis platform company with the goal of becoming a leading integrated producer and marketer of innovative, branded cannabis products and therapies. SVT is committed to becoming a licensed producer under Canada’s Access to Cannabis for Medical Purposes Regulations (the “ACMPR”). SVT has applied for a license to cultivate and sell medical marihuana pursuant to the ACMPR and, having successfully moved through Stage 5 of Health Canada’s process, is in the process of building out its facility in Powell River, B.C., for final inspection and approval.

Forward Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including the uncertainties as to the timing of the transactions described above, uncertainties as to how many holders will agree to the terms of a transaction and the possibility that various closing conditions for the transactions may not be satisfied or waived. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Surna’s financial results is included in Surna’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

Contacts:

Amy Leger

aleger@metzgeralbee.com

Jamie English

jamie.english@surna.com

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